Exhibit 8.0
[Sullivan & Cromwell LLP Letterhead]
October 26, 2010
First Niagara Financial Group, Inc.,
726 Exchange Street, Suite 618,
Buffalo, New York 14210.
NewAlliance Bancshares, Inc.,
195 Church Street,
New Haven, Connecticut 06510.
Ladies and Gentlemen:
          We have acted as counsel to First Niagara Financial Group, Inc., a Delaware corporation (“FNFG”), in connection with the planned merger of FNFG Merger Sub, Inc., a Delaware corporation and a wholly owned, direct subsidiary of FNFG (“Merger Sub”), with and into NewAlliance Bancshares, Inc., a Delaware corporation (“NAL”) (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of August 18, 2010, and as amended as of September 27, 2010, among FNFG, Merger Sub and NAL, as described in the proxy statement and other proxy solicitation materials of NAL, and the prospectus of FNFG constituting a part thereof (the “Proxy Statement-Prospectus”), which is part of the registration statement on Form S-4 filed by FNFG on or about the date hereof (the “Registration Statement”) in connection with the Merger.
          We hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States federal income tax law applicable to holders of NAL common stock that exchange their NAL common stock for cash and FNFG common stock, solely for FNFG common stock, or solely for cash, in each case pursuant to the Agreement, the statements set forth under the caption “Material United States Federal Income Tax Consequences of the Merger” in the Proxy Statement-Prospectus included in the Registration Statement are accurate in all material respects.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Sullivan & Cromwell LLP
Sullivan & Cromwell LLP